EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Senior Partner and Chief Executive Officer	Investor Relations
Or Thomas J. Madden	KCSA Worldwide
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports 2007 First Quarter Results
— — —
eCOST.com Shows Continued Improvement and Momentum
— — —
PLANO, Texas, May 15, 2007 — PFSweb, Inc. (Nasdaq:PFSW), a global provider of business process outsourcing (“BPO”) solutions for both online and traditional commerce, today announced its financial results for the first quarter ended March 31, 2007.
Summary of consolidated results for the first quarter ended March 31, 2007:
•	Total reported revenue was $104.4 million, compared to $110.7 million for the first quarter of 2006

•	Adjusted EBITDA (as defined) was $0.8 million versus $1.6 million for the same period last year

•	Net loss was $2.4 million, or $0.05 per basic and diluted share, compared to net loss of $1.6 million, or $0.05 per basic and diluted share, for the first quarter of 2006
o	Weighted average number of basic and diluted shares outstanding was 46,475,000, compared to 34,904,000 for the first quarter of 2006
•	Merchandise sales (as defined) totaled approximately $650 million for the first quarter of 2007

•	Total cash, cash equivalents and restricted cash equaled $15.4 million as of March 31, 2007
Please note that the prior year’s quarterly consolidated results only include the financial results for eCOST.com from the date the merger closed on February 1, 2006 through March 31, 2006.
“Our first quarter results demonstrate continued improvements at eCOST.com, which reported a slight increase in revenue for the first quarter of 2007 as compared to the seasonally strong fourth quarter of 2006. We believe eCOST.com’s performance this quarter is a solid indicator of a return to growth. The continued improvements we have made to eCOST.com’s gross profit and cost structure, combined with a stable revenue performance, resulted in a significantly reduced operating loss during the quarter, a trend we believe will continue. Our Services Fee Business, which is historically softer in the first quarter due to seasonality, also demonstrated solid results including a 7% increase in revenues due to revenues earned from new business contracts signed in 2006, partially offset by a reduction in project activity. We continue to maintain our consolidated revenue target of $420 to $435 million and an Adjusted EBITDA target of $8-$10 million for calendar year 2007,” stated Mark Layton, Chief Executive Officer of PFSweb.

Summary of results by business:
Service Fee Business:
For the first quarter of 2007, Service Fee revenue was $17.0 million, an increase of 7%, compared with $15.9 million in 2006. The Service Fee business reported Adjusted EBITDA of $0.3 million for the first quarter of 2007, compared to $1.3 million for the same period last year. The drop in Adjusted EBITDA is primarily attributable to a decrease in project work in 2007, as well as increased SG&A costs primarily related to facilities, travel and the impact of foreign currency fluctuations.
Mr. Layton stated, “Our Service Fee business grew approximately $1.1 million in revenues in the first quarter of 2007, as compared to the same period of the prior year. This increase is attributable to expanded relationships with key clients and the addition of several new clients such as Lego, Riverbed and others within the past few quarters. Gross margins for the business were within our targeted range of 25-35%. During the period we completed the implementation of substantially all of the new business we previously announced in 2006 that had not yet been operational. Overall, we are pleased with the performance of our Service Fee business and are targeting a solid pipeline of potential new business for the remainder of the year.”
Supplies Distributors Business:
For the first quarter of 2007, Supplies Distributors revenue was $58.8 million, compared to $68.4 million for the same period last year. Gross margin remained flat at 6.5% compared to the same period last year. Adjusted EBITDA was $1.4 million for the first quarter of 2007, compared to $1.8 million for the same period last year.
Mr. Layton continued, “During the period we experienced a decline in our Supplies Distributors business, primarily as a result of decreased vendor promotional activity, the impact of foreign currency fluctuations, and lower unit volumes as compared to the same period last year. We remain confident in this business, which provides a steady flow of revenue and increased scale to our operations that positively affects our other two businesses.”
eCOST.com Business:
For the first quarter of 2007, eCOST.com revenue was $21.6 million, compared to $21.8 million for the same period in 2006. Adjusted EBITDA for eCOST.com in the quarter was a loss of $0.9 million, compared to a loss of $1.4 million for the same period last year. Please note, the prior year period results for eCost.com reflect only two months of activity from the date of acquisition of February 1, 2006 through March 31, 2006.
“In the first quarter, eCOST.com moved closer toward achieving our near-term gross profit goal of 9% to 10%, reporting its best quarterly gross margin and bottom-line performance since 2004. The many improvements we have made since the merger continue to be positively reflected in the sequential quarterly comparisons. For instance, revenue in the first quarter of 2007 slightly exceeded revenue from the fourth quarter of 2006, which is traditionally the seasonally strongest quarter for retailers. This return to growth at eCOST.com, together with our improving gross margins, are encouraging signs of the progress that we are making. We continue to look at new ways to improve eCOST.com’s operations and customer service to further increase revenues, while minimizing costs,” Mr. Layton concluded.

Significant operating events for First Quarter of 2007:
•	The Service Fee Business successfully implemented a customized order management and logistics solution for Riverbed Technology, a performance leader in wide-area data services (WDS) solutions. This solution utilizes one of PFSweb’s distribution facilities in Memphis, TN, advanced order management systems, supply chain and transportation management applications and warehouse management systems.

•	The Service Fee Business successfully implemented an order fulfillment solution for Lego Brand Retail, Inc., one of the world’s largest toy manufacturers and a global leader in construction toys.

•	Completed renewals, extensions or amendments of all of the Company’s asset based financing facilities for each of the Company’s business units, resulting in increased working capital financing availability.

•	Opened an expanded Canadian facility in Eastern Toronto to support existing and new client growth. At 22,000 square feet, the new facility allows for the expansion of both new and existing client contracts.

•	Opened a new 6,500 square foot facility in Manila, Philippines, with a dedicated staff of highly trained customer service representatives to supplement PFSweb’s existing call center operations in the U.S. The facility will initially be used to support certain functions for eCOST.com. Also located at the facility will be an expanded staff of web development professionals. The additional capacity will increase PFSweb’s ability to quickly address development plans for its web commerce capabilities for both eCOST.com and its service clients.

•	eCOST.com added 2 new Virtual Warehouses in the first quarter of 2007 bringing the total number of Virtual Warehouses to 9. Virtual Warehouses enable eCOST.com to market more new products, expand product categories and are targeted to generate higher margins on sales.
Financial Guidance for Fiscal Year 2007
PFSweb is currently targeting total consolidated revenues, excluding pass-through revenues, of approximately $420 million to $435 million and consolidated Adjusted EBITDA of $8 — $10 million for 2007. Capital expenditures for 2007 are estimated to be approximately $3 — $5 million, excluding costs related to the implementation of new business contracts for the Service Fee Business. Achieving these targets will depend upon, among other things, achieving and maintaining the currently expected significant improvement in operations from eCOST.com and continued strong performance from our Service Fee and Supplies businesses on a year-over-year basis.

Conference Call Information
Management will host a conference call at 10:00 p.m. Central Time (11:00 a.m. Eastern Time) on May 16, 2007 to discuss the latest corporate developments and results. To listen to the call, please dial (866) 672-2663 and enter the pin number (8718277) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through June 16th at (877) 519-4471, pin number (8718277). The replay also will be available at the company’s web site for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA.
EBITDA represents earnings (or losses) before interest, taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, merger integration related expenses and a loss on a sales transaction to a former eCOST.com customer. EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA and Adjusted EBITDA eliminates the effect of financing, income taxes, the accounting effects of capital spending, stock-based compensation, merger related expenses and certain other expenses, which items may vary from different companies for reasons unrelated to overall operating performance.
Merchandise Sales
Merchandise sales represent the estimated value of all fulfillment activity that flows through PFSweb including whether or not PFSweb is the seller of the merchandise or records the full amount of such sales on its financial statements, excluding service fee revenues that PFSweb might recognize for the underlying sales transactions. PFSweb uses merchandise sales as an operating metric to allow investors to gain a more thorough understanding of its business and business volume, in addition to GAAP net revenue.
About PFSweb, Inc.
PFSweb develops and deploys integrated business infrastructure solutions and fulfilment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and e-commerce services. The company serves a multitude of industries and company types, including such clients as LEGO, Riverbed, Fathead, CHiA’SSO, FLAVIA® Beverage Systems, Hewlett-Packard, International Business Machines, Hawker Beechcraft Corp. (formerly Raytheon Aircraft Company), Rene Furterer USA, Roots Canada Ltd., The Smithsonian Institution and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name technology and consumer electronics for consumers and small to medium size business buyers. The eCOST.com brand markets approximately 75,000 different products from leading manufacturers such as Apple, Canon, Citizen, Denon, Hewlett-Packard, Nikon, Onkyo, Seiko and Toshiba primarily over the Internet and through direct marketing.

To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2006 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the e-commerce, outsourcing, government regulation both foreign and domestic and the market for our services; whether we can continue and manage growth; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the unknown effects of possible system failures and rapid changes in technology; foreign currency risks and other risks of operating in foreign countries; potential litigation; potential delisting; our dependency on key personnel; the impact of new accounting standards and changes in existing accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; whether outstanding warrants issued in a prior private placement will be exercised in the future; our ability to successfully the anticipated benefits of the merger: eCOST’s potential indemnification obligations to its former parent; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies and eCOST’s ability to generate a profit and cash flows sufficient to cover the values of its intangible assets. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Product revenue, net	$80,457	$90,204
Service fee revenue	16,962	15,919
Pass-through revenue	6,988	4,545

Total revenues	104,407	110,668

Costs of revenues:
Cost of product revenue	74,771	84,354
Cost of service fee revenue	12,664	11,348
Pass-through cost of revenue	6,988	4,545

Total costs of revenues	94,423	100,247

Gross profit	9,984	10,421

Selling, general and administrative expenses	10,992	10,793
Stock-based compensation	209	239
Merger integration expense	150	193
Amortization of identifiable intangibles	204	136

Total operating expenses	11,555	11,361

Loss from operations	(1,571)	(940)
Interest expense, net	584	431

Loss before income taxes	(2,155)	(1,371)
Income tax expense	206	216

Net loss	$(2,361)	$(1,587)

Net loss per share:
Basic and Diluted	$(0.05)	$(0.05)

Weighted average number of shares outstanding:
Basic and Diluted	46,475	34,904

EBITDA (B)	$423	$812

Adjusted EBITDA (B)	$782	$1,633

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2006.

(B)	A reconciliation of Net loss to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended
	March 31,
	2007	2006
Net loss	$(2,361)	$(1,587)
Income tax provision	206	216
Interest expense, net	584	431
Depreciation and amortization	1,994	1,752

EBITDA	$423	$812
Stock-based compensation	209	239
Merger related integration expenses	150	193
Loss on sales transaction to former eCOST customer	—	389

Adjusted EBITDA	$782	$1,633

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	March 31,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$14,572	$15,066
Restricted cash	852	2,653
Accounts receivable, net of allowance for doubtful accounts of $2,020 and $2,352 at March 31, 2007 and December 31, 2006, respectively	48,292	48,717
Inventories, net of reserves of $2,522 and $2,987 at March 31, 2007 and December 31, 2006, respectively	46,977	47,670
Other receivables	12,825	10,774
Prepaid expenses and other current assets	3,802	3,531

Total current assets	127,320	128,411

PROPERTY AND EQUIPMENT, net	13,057	12,884
IDENTIFIABLE INTANGIBLES	6,429	6,647
GOODWILL	15,362	15,362
OTHER ASSETS	819	848

Total assets	$162,987	$164,152

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$25,036	$23,802
Trade accounts payable	62,072	61,972
Accrued expenses	21,506	21,485

Total current liabilities	108,614	107,259

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	5,918	6,076
OTHER LIABILITIES	1,700	1,977

Total liabilities	116,232	115,312

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,563,008 and 46,553,752 shares issued at March 31, 2007 and December 31, 2006, respectively; and 46,476,708 and 46,467,452 outstanding at March 31, 2007 and December 31, 2006, respectively	47	47
Additional paid-in capital	91,511	91,302
Accumulated deficit	(46,715)	(44,354)
Accumulated other comprehensive income	1,997	1,930
Treasury stock at cost, 86,300 shares	(85)	(85)

Total shareholders’ equity	46,755	48,840

Total liabilities and shareholders’ equity	$162,987	$164,152

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
for the Three Months Ended March 31, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	ECOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$58,810	$21,647	$—	$80,457
Service fee revenue	16,962	—	—	—	16,962
Service fee revenue, affiliate	2,026	—	—	(2,026)	—
Pass-through revenue	7,096	—	—	(108)	6,988

Total revenues	26,084	58,810	21,647	(2,134)	104,407

COSTS OF REVENUES:
Cost of product revenue	—	54,940	19,834	(3)	74,771
Cost of service fee revenue	13,303	—	—	(639)	12,664
Pass-through cost of revenue	7,096	—	—	(108)	6,988

Total costs of revenues	20,399	54,940	19,834	(750)	94,423

Gross profit	5,685	3,870	1,813	(1,384)	9,984

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,088	2,503	2,785	(1,384)	10,992
STOCK-BASED COMPENSATION	209	—	—	—	209
MERGER INTEGRATION EXPENSES	—	—	150	—	150
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	204	—	204

Total operating expenses	7,297	2,503	3,139	(1,384)	11,555

Income (loss) from operations	(1,612)	1,367	(1,326)	—	(1,571)
INTEREST EXPENSE (INCOME), NET	37	563	(16)	—	584

Income (loss) before income taxes	(1,649)	804	(1,310)	—	(2,155)

INCOME TAX PROVISION (BENEFIT)	(144)	350	—	—	206

NET INCOME (LOSS)	$(1,505)	$454	$(1,310)	$—	$(2,361)

EBITDA	$133	$1,371	$(1,081)	$—	$423

Adjusted EBITDA	$342	$1,371	$(931)	$—	$782

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$(1,505)	$454	$(1,310)	$—	$(2,361)
Income tax expense (benefit)	(144)	350	—	—	206
Interest expense (income)	37	563	(16)	—	584
Depreciation and amortization	1,745	4	245	—	1,994

EBITDA	$133	$1,371	$(1,081)	$—	$423
Stock-based compensation	209	—	—	—	209
Merger integration expenses	—	—	150	—	150

Adjusted EBITDA	$342	$1,371	$(931)	$—	$782

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of March 31, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	ECOST	Eliminations	Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,681	$1,878	$1,013	$—	$14,572

Restricted cash	46	506	300	—	852
Accounts receivables, net	18,433	27,307	3,617	(1,065)	48,292
Inventories, net	—	41,668	5,309	—	46,977
Other receivables	536	12,289	—	—	12,825
Prepaid expenses and other current assets	1,900	1,441	461	—	3,802

Total current assets	32,596	85,089	10,700	(1,065)	127,320

PROPERTY AND EQUIPMENT, net	12,785	43	229	—	13,057
NOTES RECEIVABLE FROM AFFILIATES	17,145	—	—	(17,145)	—
INVESTMENT IN AFFILIATES	37,578	—	—	(37,578)	—
IDENTIFIABLE INTANGIBLES	—	—	6,429	—	6,429

GOODWILL	—	—	15,362	—	15,362

OTHER ASSETS	678	—	141	—	819

Total assets	$100,782	$85,132	$32,861	$(55,788)	$162,987

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$11,473	$13,563	$—	$—	$25,036
Trade accounts payable	6,963	48,897	7,277	(1,065)	62,072
Accrued expenses	10,979	7,114	3,413	—	21,506

Total current liabilities	29,415	69,574	10,690	(1,065)	108,614

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	5,918	—	—	—	5,918
NOTES PAYABLE TO AFFILIATE	—	6,005	11,140	(17,145)	—
OTHER LIABILITIES	1,281	—	419	—	1,700

Total liabilities	36,614	75,579	22,249	(18,210)	116,232

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	47	—	19	(19)	47
Capital contributions	—	1,000	—	(1,000)	—
Additional paid-in capital	91,511	—	28,060	(28,060)	91,511
Retained earnings (accumulated deficit)	(29,302)	6,320	(17,467)	(6,266)	(46,715)
Accumulated other comprehensive income	1,997	2,233	—	(2,233)	1,997
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	64,168	9,553	10,612	(37,578)	46,755

Total liabilities and shareholders’ equity	$100,782	$85,132	$32,861	$(55,788)	$162,987

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
for the Three Months Ended March 31, 2006
(In Thousands)

		Supplies
	PFSweb	Distributors	ECOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$68,415	$21,789	$—	$90,204
Service fee revenue	15,919	—	—	—	15,919
Service fee revenue, affiliate	2,427	—	—	(2,427)	—
Pass-through revenue	4,642	—	—	(97)	4,545

Total revenues	22,988	68,415	21,789	(2,524)	110,668

COSTS OF REVENUES:
Cost of product revenue	—	63,954	20,400	—	84,354
Cost of service fee revenue	12,075	—	—	(727)	11,348
Pass-through cost of revenue	4,642	—	—	(97)	4,545

Total costs of revenues	16,717	63,954	20,400	(824)	100,247

Gross profit	6,271	4,461	1,389	(1,700)	10,421

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,561	2,706	3,226	(1,700)	10,793
STOCK-BASED COMPENSATION	239	—	—	—	239
MERGER INTEGRATION EXPENSES	—	—	193	—	193
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	136	—	136

Total operating expenses	6,800	2,706	3,555	(1,700)	11,361

Income (loss) from operations	(529)	1,755	(2,166)	—	(940)
INTEREST EXPENSE (INCOME), NET	(35)	454	12	—	431

Income (loss) before income taxes	(494)	1,301	(2,178)	—	(1,371)

INCOME TAX PROVISION (BENEFIT)	(300)	516	—	—	216

NET INCOME (LOSS)	$(194)	$785	$(2,178)	$—	$(1,587)

EBITDA	$1,032	$1,755	$(1,975)	$—	$812

Adjusted EBITDA	$1,271	$1,755	$(1,393)	$—	$1,633

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$(194)	$785	$(2,178)	$—	$(1,587)
Income tax expense (benefit)	(300)	516	—	—	216
Interest expense (income)	(35)	454	12	—	431
Depreciation and amortization	1,561	—	191	—	1,752

EBITDA	$1,032	$1,755	$(1,975)	$—	$812
Stock-based compensation	239	—	—	—	239
Merger integration expenses	—	—	193	—	193
Loss on sales transaction to former eCOST customer	—	—	389	—	389

Adjusted EBITDA	$1,271	$1,755	$(1,393)	$—	$1,633

# # #